UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM 8-K
_________________________________________________________

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  July 29, 2025
 _________________________________________________________
EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue,	29th Floor,	10022
New York,	New York	(Zip code)
(Address of principal executive offices)
 Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2025, ExlService Holdings, Inc. (the “Company”) entered into a new supplemental confirmation (the “2025 Supplemental Confirmation”) to the prior master confirmation (the “Master ASR Confirmation”) (together with the 2025 Supplemental Confirmation, the “ASR Agreement”), with Citibank, N.A. (“Citibank”), as part of the Company’s previously announced $500 million common stock repurchase program. Under the 2025 Supplemental Confirmation, the Company will pay an aggregate amount of $125 million to Citibank for an initial number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the beginning of the transaction. The Company plans to fund the repurchase with available cash on hand and/or borrowing from its credit facility. The ultimate number of shares of Common Stock that the Company will repurchase under the 2025 Supplemental Confirmation will be based on the average of the daily volume-weighted average prices of the Common Stock during the term of the 2025 Supplemental Confirmation, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At final settlement, Citibank may be required to deliver additional shares of Common Stock to the Company or, under certain circumstances, the Company may be required to make a cash payment or deliver shares of Common Stock, at its election, to Citibank.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares, the circumstances under which adjustments may be made to the transactions, the circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgments, representations and warranties made by the Company and Citibank to one another.

From time to time, Citibank and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which Citibank has received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the Master ASR Confirmation, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 18, 2024.

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2025, the Company reported its results of operations for the three months ended June 30, 2025. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 2.02 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

 Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 29, 2025 (furnished pursuant to Item 2.02).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

July 29, 2025	By:	/s/ Maurizio Nicolelli
	Name:	Maurizio Nicolelli
	Title:	Chief Financial Officer